sb financialgroup

Announces The Acquisition Of

The Edon State Bank Company

February 2020

sb financialgroup

CAUTION REGARDING FORWARD LOOKING STATEMENTS

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which SB Financial Group, Inc. ("SBFG", or the "Company") and Edon Bancorp, Inc. ("Edon") operate and beliefs of and assumptions made by Company management and Edon management, involve uncertainties that could significantly affect the financial results of the Company or Edon or the combined company. Such statements may be identified by words such as "believes," "will," "would," "expects," "project," "may," "could," "developments," "strategic," "launching," "opportunities," "anticipates," "estimates," "intends," "plans," "targets" and similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on the Company's business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect borrowers' ability to service and repay the Company's loans; changes in the value of securities in the Company's investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company's financial statements will become impaired; demand for loans in the Company's market area; the Company's ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; difficulties in integrating the Company and Edon; risks associated with the ability to consummate the proposed transaction and the timing of the closing of the proposed transaction; changes in assumptions used in making such forward-looking statements and the risk factors described in the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed by the Company and Edon with the Securities and Exchange Commission (the "SEC"), which are available at the SEC's website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, the Company's actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company and Edon disclaim any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

SHARED MISSION AND VALUES

Community Focused Institution	✓	✓
Attentive to Customers	✓	✓
Disciplined Lending Practices	✓	✓
Entrepreneur Sales Culture	✓	✓
Preferred Community Bank in its Markets	✓	✓
Serving Small Businesses in the Community	✓	✓
Employer of Choice	✓	✓

KEY STRATEGIC OBJECTIVES

Driving Earnings Growth with Revenue Diversity

Expanding New and Existing Client Relationships

Advancing Efficiency and Scale with Balance Sheet Growth

Achieving Operational Excellence

Maintaining our Asset Quality

"Your lifetime provider of convenient and innovative financial services, delivered by a passionate and caring staff."

Our Value Proposition is Embedded in our Growth Strategy

COMPANY OVERVIEWS

Combination of strong cultures, dedicated people and quality performance

Corporate

	SBFG	Edon
Headquarters	Defiance, OH	Edon, OH
CEO	Mark A. Klein	Lee Dick
Offices	20	1
Employees	250	9

Balance Sheet / Asset Quality - 12/31/19

Total Assets ($000)	$1,038,577	$61,922
Loans/Deposits	98.2%	36.2%
TCE / TA	11.6%	18.5%
NPAs / Assets	0.42%	0.00%

Key Performance Metrics – LTM 12/31/19

LTM ROAA	1.16%	0.86%
LTM NIM	3.82%	2.50%
LTM Efficiency Ratio	70.8%	65.3%
LTM Noninterest Income / AAs	1.73%	0.19%

Source: S&P Global Market Intelligence; Company-provided documents

PRO FORMA FRANCHISE

Strategic expansion bolsters our existing presence in Northwest Ohio and Northeast Indiana


Austin
Columbia
90
80
20
West Unity
15
Pulaski
Edgerton
Williams Center


Edon Full Service Banking Office
SBFG Full Service Banking Offices
SBG Loan Production Offices

sb financialgroup

Pro Forma Highlights

21 Full service banking offices

7 Loan production offices

Source: S&P Global Market Intelligence; Company-provided documents

TRANSACTION TERMS

Prudent pricing, all-cash deployment of SBFG capital for a core deposit franchise in a low-risk transaction

Transaction	▪ SB Financial Group, Inc. ("SBFG") will acquire 100% of Edon Bancorp, Inc.'s ("Edon") outstanding common stock
Consideration Mix	▪ 100% Cash
Per Share Consideration	▪ $103.50 per share (Based upon 150,000 outstanding shares of Edon common stock)
Aggregate Consideration	▪ $15.5 million
Announcement Metrics	▪ Price / Tangible Book Value: 135.3% ▪ Price / Adj.[1] LTM Earnings: 20.1x ▪ P / 2021E Earnings + Cost Savings: 10.5x ▪ Tangible Book Premium / Core Deposits[2]: 8.1%
Approvals & Close	▪ Approval of holders of two-thirds of Edon common stock ▪ Federal Reserve, FDIC, Ohio Department of Commerce
Key Assumptions	▪ Approximately 40% cost savings ▪ Core deposit intangible of 2.00% amortized straight line over 10 years ▪ Assumes $25M of Edon securities are deployed as loans by 12/31/20

(1) Edon LTM earnings adjusted to normalize S-Corp status
(2) Core deposits calculated as total deposits less time deposits > $100k
Source: S&P Global Market Intelligence; Company-provided documents

sb financialgroup

PUTTING OUR CAPITAL TO WORK

Franchise Value Impact

Annual EPS Accretion	Approximately 9.0 -10.0%
TBV Payback Period (Crossover Method)	3.8 Years
Day 1 TBV Dilution	Approximately 4%
Internal Rate of Return	Greater than 15%

Balance Sheet Impact

Pro Forma Loans/Deposits	Approximately 95%
Pro Forma CRE Concentration	< 200%

Capital Impact


TE/TA
11.6%
10.6%
Leverage Ratio
11.4%
10.3%
Tier 1 RBC Ratio
12.5%
11.6%
Total RBC Ratio
13.4%
12.5%
0.0%
3.0%
6.0%
9.0%
12.0%
15.0%
Standalone
Pro Forma


JUNE 4, 2013
sb financial group
NASDAQ

TRANSACTION SUMMARY

- Core deposit franchise – acquiring low cost (0.36%) deposits
- Strategic deployment of SBFG's excess capital
- Additive to agricultural lending portfolio in Williams County
- Acquiring the dominant banking franchise in the city of Edon - #1 deposit market share
- Third largest pro forma deposit presence in the Williams County market
- Increased shareholder and franchise value through economies of scale